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                                                          EXHIBIT 10.17

                             FLEMING COMPANIES, INC.


                    PHASE III OF THE FLEMING COMPANIES, INC.
                            1990 STOCK INCENTIVE PLAN

          WHEREAS, the Board of Directors of Fleming Companies, Inc. (the "Company") has adopted the "Fleming Companies, Inc. 1990 Stock Incentive Plan" (herein the "Plan"), a copy of which is attached hereto as Exhibit "A"; and

          WHEREAS, the Compensation and Organization Committee (the "Committee") of the Board of Directors of the Company has been delegated the responsibility of implementing and administering the Plan and making Awards to Key Associates of the Company under the Plan; and

          WHEREAS, the Committee has created Phase III of the Plan to provide for Restricted Stock Awards to certain Key Associates of the Company.

          NOW THEREFORE, BE IT RESOLVED, that the Committee does hereby create, establish and adopt Phase III of the Plan as herein described and declare and grant the following awards:

                              ARTICLE I (PHASE III)

          Section 1. DEFINITIONS. The following terms as used herein shall have the following meanings. All other capitalized terms shall have the meaning ascribed to them in the Plan.

               1.01 "Awards Agreement" means the agreement each of the Participants shall execute as described in Section 2 of Article II.

               1.02   "Participants" means those Key Associates set forth in
Section 3 of this Article I.

               1.03 "Phase III Performance Cycle" shall mean a period of time commencing February 16, 1994, and ending on February 15, 2004, unless all of the Restricted Stock awarded under this Phase III shall have become Vested Stock on an earlier date, in which event the Phase III Performance Cycle shall end on such date.

               1.04 "Restrictions" means as to the Restricted Stock to be issued to each Participant under this Phase III those restrictions set forth in
Section 7.1 of the Plan.

               1.05 "Vested Stock" means Restricted Stock as to which all Restrictions have been removed in accordance with this Article I.

          Section 2. OBJECTIVES. The Committee has determined the following objectives of Phase III of the Plan:

               (i)    To reward the creation of shareholder value;

              (ii)    To emphasize stock ownership by the Key Associates; and

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             (iii)    To provide strong incentive to the Key Associates to
increase the per share price of the Company's common stock.

          Section 3. PARTICIPANTS. The Participants of Phase III of the Plan shall be those persons listed on Exhibit "B" hereto (herein called the "Participant" or "Participants").

          Section 4. PHASE III AWARDS. Phase III Awards shall be made in shares of Restricted Stock to the Participants as provided in Article II hereof.

               4.01 VOTING RIGHTS AND DIVIDENDS. Each Participant shall have all of the voting rights attributable to the shares of Restricted Stock issued to him. However, dividends declared and paid by the Company with respect to the shares of Restricted Stock (the "Accrued Dividends") shall not be paid to the participant until such Restricted Stock becomes Vested Stock. Such Accrued Dividends shall be held by the Company as a general obligation and paid to the Participant at the time the underlying Restricted Stock becomes Vested Stock.
In accordance with Section 5.3(b) of the Plan, the right to vote such shares and to receive the Accrued Dividends shall terminate with respect to unvested shares of Restricted Stock of any Participants whose Award has been forfeited as provided in the Plan.

               4.02 ESCROW. The Restricted Stock issued to each Participant shall be escrowed with the Secretary of the Company subject to the removal of the Restrictions placed thereon or forfeiture pursuant to the terms of this
Article I.

               4.03 RESTRICTIVE LEGEND. The Restricted Stock shall bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED STOCK, HAVING BEEN ISSUED PURSUANT TO THE 'FLEMING COMPANIES, INC. 1990 STOCK INCENTIVE PLAN' (THE 'PLAN'), ARE SUBJECT TO THE TERMS AND PROVISIONS OF PHASE III OF THE PLAN ADOPTED BY THE COMPENSATION AND ORGANIZATION COMMITTEE OF THE BOARD OF DIRECTORS ON FEBRUARY 16, 1994, AND BEAR THE RESTRICTIONS ON ALIENATION SET FORTH IN SECTION 7.1 OF THE PLAN. COPIES OF THE PLAN AND PHASE III OF THE PLAN MAY BE OBTAINED FROM THE OFFICE OF THE SECRETARY OF THE COMPANY."

Violation of the foregoing restrictive legend shall result in immediate forfeiture of all Restricted Stock.

          Section 5. PERFORMANCE GOALS. In order for the Participant to "earn" the Restricted Stock free and clear of the Restrictions, the following Performance Goals shall have been attained by the Company.

               5.01 PERFORMANCE GOALS - STOCK PRICE APPRECIATION. During the Phase III Performance Cycle before any of the Restricted Stock awarded to the Participants hereunder shall become Vested Stock, the average of the last reported sales price of the Common Stock as reported on the New York Stock Exchange Composite Transactions report for any twenty (20) consecutive business day period shall have equalled or exceeded the target stock price set forth below (the "Target Stock Price"). In the event the Target Stock Price is achieved during the Phase III Performance Cycle, the Participants will have earned and be vested with the percentage indicated of the Restricted Stock awarded to them as set forth in the Performance Vesting Schedule below:

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                          PERFORMANCE VESTING SCHEDULE

     % OF SHARES VESTED          TARGET STOCK PRICES
           20%                     $43.00
           40%                     $47.00
           60%                     $50.00
           80%                     $53.00
          100%                     $56.00


               5.02 PERFORMANCE GOALS - ADJUSTMENTS. In the case of a recapitalization, stock split, merger, stock dividend, reorganization, combination, liquidation or other change in the Common Stock (an "Adjustment Event"), the Target Stock Prices shall be automatically adjusted to reflect such Adjustment Event. The Committee shall promptly notify all Participants of any such adjustments.

               5.03 VESTED STOCK - REMOVAL OF RESTRICTIONS. Upon Restricted Stock becoming Vested Stock, all Restrictions shall be removed from the certificates representing such stock and the Secretary of the Company shall deliver to the Participant certificates representing such Vested Stock free and clear of all Restrictions together with a check in the amount of all Accrued Dividends attributed to such Vested Stock without interest thereon; provided, however, prior to such delivery, the Committee shall have certified in writing that a Target Stock Price has been met. In order to fulfil the certification requirement, the Committee shall meet in person or by telephone or act by unani-mous written consent no later than thirty days after the achievement of a Target Stock Price for the required period.

               5.04 TERMINATION. All Restricted Stock awarded to a Participant under this Phase III that has not become Vested Stock shall be forfeited at the end of the Phase III Performance Cycle, and all Restricted Stock that has not become Vested Stock shall be forfeited upon the termination from the employ of the Company of such Participant for any reason except as follows:

                      (i) DEATH, DISABILITY OR RETIREMENT. Restricted Stock which achieves the Target Stock Price in accordance with Section 5.01 during the year of the death, Disability or Retirement of a Participant may become Vested Stock and payable to the Participant or to his estate, as the case may be, at the discretion of the Committee. All other Restricted Stock shall be forfeited.

                      (ii)      CHANGE OF CONTROL.

                                (a)     In the event of a Change of Control all
Restricted Stock and Accrued Dividends shall be forfeited, but the Participant shall have earned and be paid by the Company a sum of money equal to his then current annual base salary if such event occurs in the first year of the Phase III Performance Cycle; two-thirds of his then current annual base salary if such event occurs in the second year of the Phase III Performance Cycle; and one-third of his then current annual base salary if such event occurs in the third year of the Phase III Performance Cycle.

                                (b)     In addition to the payment provided for
in Section 5.04(ii)(a) above, the Company shall also pay to the Participant any Gross-Up Payment determined in accordance with Section 9.2 of the Plan.

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          Section 6.  THE PLAN.  The Plan and all of its terms and provisions attached hereto as Exhibit "A" are herein incorporated by reference. In the event there is a conflict between this Phase III and the Plan, the Plan shall control.

                             ARTICLE II (THE AWARDS)

          Section 1. THE AWARDS. The Committee hereby makes the Awards to the Participants listed on Exhibit "B" hereto in the number of restricted shares set forth opposite the names of the Participants listed on Exhibit "B" hereto.

          Section 2. AWARDS AGREEMENT. Each of the Participants shall execute and deliver to the Secretary of the Company a copy of the Awards Agreement in the form attached hereto as Exhibit "C" upon delivery to the Secretary of the shares of Restricted Stock set opposite his name in Section 1 above.


          Dated this 16th day of February, 1994.


                                "Committee"


                                /S/  JAMES G. HARLOW, JR.
                                -------------------------
                                James G. Harlow, Jr., Chairman


                                /S/  RICHARD D. HARRISON
                                ------------------------
                                Richard D. Harrison


                                /S/  EDWARD C. JOULLIAN III
                                ---------------------------
                                Edward C. Joullian III


                                /S/  HOWARD H. LEACH
                                --------------------
                                Howard H. Leach


                                /S/  JOHN A. MCMILLAN
                                ---------------------
                                John A. McMillan














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